REMVEC II AGREEMENT
                       -------------------



                     DATED AS OF JULY 1, 1994
                    -----------------------

                       REMVEC II AGREEMENT
                          --------------------


     This Agreement is made as of July 1, 1994, by and among various Entities (as that term is defined in Section 15.14 of the New England Power Pool Agreement dated as of September 1, 1971, as it may be amended from time to time (the "NEPOOL Agreement")) which are engaged in the electric utility business within the geographic area served as of June 30, 1994 through the Rhode Island, Eastern Massachusetts, Vermont Energy Control ("REMVEC") satellite dispatching center established under the Amended REMVEC Agreement dated as of August 12, 1977 (the "Expiring Agreement") and that have become participants in the New England Power Pool ("NEPOOL") in accordance with the
terms of the NEPOOL Agreement.   As of the effective date hereof, each entity
or group of entities listed below constitutes a single original "REMVEC II Participant" under this Agreement. For the definition of "REMVEC II Participant" at subsequent times, see Article XII, below.

ARTICLE I.  Basic Understandings
          --------------------

     As a result of the implementation by NEPOOL of recommendations made in the 1993 Strategic Pool Operations Review Task Force Report, New England Power Exchange ("NEPEX"), the central dispatch and interchange office established pursuant to the NEPOOL Agreement, will assume direct control over the generating units in New England on or about July 1, 1997. REMVEC, which was established to operate as a satellite of NEPEX by the Expiring Agreement, would be expected to become a transmission security analysis center and to assist NEPEX in the coordination and control of the transmission system.
Thus, REMVEC's responsibilities as a NEPEX satellite organization would be significantly reduced. It would no longer have generation control responsibilities (voice communication with and dispatching of its participants' generation real power output). REMVEC's tasks would be limited to those directly related to preserving the security of its participants' bulk power systems.

     Following extensive discussion and deliberation by REMVEC's
Participants, the REMVEC Operating Committee and the REMVEC Executive Committee, the REMVEC Executive Committee, by unanimous vote taken on April 22, 1994, accepted a proposal made by New England Power Company ("NEP") to provide security analysis services to participants in a new organization to be established and maintained by the participants for the purposes of operating as a satellite of NEPEX and fulfilling its satellite responsibilities by entering into, overseeing and administering on behalf of its participants a security analysis services agreement with NEP. This Agreement (to be called the "REMVEC II Agreement") establishes the contemplated organization, and sets forth the terms and conditions under which its Participants agree to be bound.

     In consideration of their mutual undertakings herein, the REMVEC II Participants hereby agree to establish and maintain an organization, called Rhode Island, Eastern Massachusetts, Vermont Energy Control II ("REMVEC II"). REMVEC II shall become and shall operate as a satellite of NEPEX as of the date on which NEP commences to provide "Base Services" under the provisions of the Security Analysis Services Agreement between and among NEP, REMVEC II and REMVEC II Participants (the "SAS Agreement") which is being executed concurrent with this Agreement. A copy of the SAS Agreement is attached to and incorporated into this Agreement as "Appendix A". Prior to that date, REMVEC will continue to operate as a satellite of NEPEX. It is expressly understood that the Expiring Agreement shall remain in effect until it is terminated in accordance with its terms and that, until it is so terminated, it will coexist with this Agreement. Any and all expenses incurred or to be incurred under the Expiring Agreement shall be treated as separate and distinct from any and all expenses incurred or to be incurred under this Agreement and/or the SAS Agreement. The REMVEC II Participants further agree to the following terms and conditions.

ARTICLE II.  Objectives
           ----------

     The objectives of REMVEC II are:

     1. To preserve the security of the bulk power systems of the REMVEC II Participants.

     2.  To operate as a satellite of NEPEX.

ARTICLE III.  Effective Date and Term
            -----------------------

     Following (i) execution of this Agreement by all entities that were Participants in REMVEC as of July 1, 1994, and (ii) the receipt of all necessary regulatory approvals of this Agreement (including, without limitation, that of the Federal Energy Regulatory Commission), this Agreement shall become effective as of July 1, 1994. Each REMVEC II Participant shall remain a REMVEC II Participant at least through midnight on June 30, 1998. A REMVEC II Participant (with the sole exception of NEP) may terminate its participation in REMVEC II as of midnight on June 30 of any calendar year beginning with 1998 and ending with 2004 by providing REMVEC II not less than two (2) years' prior written notice; provided, however, that such REMVEC II Participant shall have received approval prior to the giving of such notice from the NEPOOL Management Committee allowing it to be a direct reporting entity to NEPEX under the NEPOOL Agreement. A REMVEC II Participant may terminate its participation in REMVEC II as of midnight on June 30, 2005 or as of midnight on June 30 of any subsequent year by providing REMVEC II not less than three (3) years prior written notice. REMVEC II shall cease to exist and this Agreement shall be terminated, except as to any remaining payment obligations, as of the date on which the last remaining REMVEC II Participant terminates its participation in REMVEC II in accordance with the foregoing provisions.

     If (i) a REMVEC II Participant or entity which is a member of a REMVEC
II Participant ceases to be a member of NEPOOL pursuant to Section 16.2 of the NEPOOL Agreement or ceases to be a member of NEPOOL for any other reason or
(ii) if the REMVEC II Executive Committee determines that any REMVEC II Participant or entity which is a member of a REMVEC II Participant has failed to take in good faith such steps as may reasonably be required to perform its obligations pursuant to this Agreement and such failure continues for an unreasonable length of time following appropriate notice to such REMVEC II Participant or entity, the REMVEC II Executive Committee may thereupon terminate such Participant's or entity's status as a REMVEC II Participant or member of a REMVEC II Participant.

      Any REMVEC II Participant or entity whose participation in REMVEC II is terminated pursuant to this Article or any other provision of this Agreement shall be responsible for and shall make provision for (i) any termination charges due NEP under the SAS Agreement; (ii) all debts and obligations then due or to become due from said REMVEC II Participant or entity from transactions up to said withdrawal; and (iii) making available to REMVEC II, at least until the remaining REMVEC II Participants can provide alternate facilities, any facilities said REMVEC II Participant or entity then has for use in whole or in part in connection with REMVEC II operations.

     Nothing herein shall be construed in such fashion as to make a REMVEC II Participant or entity, without its consent, a guarantor or endorser of, or otherwise liable for, any indebtedness (including any indebtedness for money borrowed or payments deferred) incurred by or on behalf of REMVEC II or others in connection with REMVEC II matters other than the REMVEC II Participant's or entity's obligation under this Agreement to pay its share of the expenses of REMVEC II referred to in this Article III, and in Articles IX and X hereof and contractual obligations referred to in Article VI hereof.

ARTICLE IV.  REMVEC II Participant Obligations with Respect to the SAS
           Agreement
           ---------------------------------------------------------

     Concurrent with execution of this Agreement, each REMVEC II Participant shall execute a copy of the SAS Agreement, and shall fulfill its obligations under that Agreement.

ARTICLE V.  Executive Committee
          -------------------

     An Executive Committee shall be established. Each REMVEC II Participant whose Territorial KWH during the preceding calendar year represents 3% or more of the aggregate REMVEC II Territorial KWH for such period shall be entitled to one member and one alternate on the Executive Committee. The remaining REMVEC II Participants shall be divided into two groups, (a) one group consisting of investor-owned REMVEC II Participants and (b) the other group consisting of municipally-owned utilities, cooperatively-owned utilities and the balance of the REMVEC II Participants; and each group shall have the right to appoint and be represented by one member and one alternate.

     At its annual meeting the Executive committee shall elect from its membership a Chairperson and a Vice Chairperson and shall also elect a Secretary who need not be a member of the Committee. They shall have the powers and duties usually incident to such offices.

     The Executive Committee shall hold its annual meeting in January or at a special meeting called for such purpose in lieu thereof at such time and place as the Chairperson shall designate and shall hold other meetings at the call of the Chairperson. Any two or more members may call a meeting of the Executive Committee in case the Chairperson shall fail to call a meeting upon request. Normally, notices of meetings shall specify the subject matters to be acted upon at the meeting and shall be made available to each member of the Executive Committee at least five days prior to the date of the meeting. However, in the case of emergency, the Executive Committee may meet upon call of any member in such manner as the Executive Committee shall determine.

     Each member of the Executive Committee or his/her alternate shall have the right to cast a number of votes equal to the Territorial KWH of his/her REMVEC II Participant(s) during the preceding calendar year. The affirmative votes of at least three members representing REMVEC II Participants who have at least two-thirds (2/3) of the aggregate Territorial KWH of all REMVEC II Participants during the preceding calendar year shall be required for the adoption of a resolution which shall become binding upon the REMVEC II Participants, with respect to REMVEC II matters; provided, however,

     (i) No single member shall be capable of defeating the adoption of a resolution relating to any operational matter;

     (ii) the negative votes of any two or more members representing REMVEC II Participants having at least 15% of such total number of votes shall defeat any such action; and

     (iii) the unanimous affirmative vote of all members of the Executive Committee shall be required for the adoption of a resolution arranging for the addition of any "Supplemental Services" under
          Article IV ("Services") of the SAS Agreement.

     As used in this Agreement, "Territorial KWH" will be the annual KWH load of a REMVEC II Participant calculated by adding for the 12-month calendar year the REMVEC II Participant's net generated KWH, all non-firm purchases from other REMVEC II Participants, all purchases (firm and non-firm) from non-REMVEC II Participants, and subtracting all sales (firm and non-firm) to non-participants and all non-firm sales to other REMVEC II Participants. In the case of REMVEC II Participants that do not have load, a proxy shall be developed for use as the Participant's "Territorial KWH" by the Operating Committee and submitted for approval by the Executive Committee. Such proxy may be based on the Participant's generation on an equivalent load basis or on some other reasonable criteria.

ARTICLE VI.  Duties and Authority of the Executive Committee.
           -----------------------------------------------

     The Executive Committee shall have and may exercise all powers of this REMVEC II Agreement and may administer, enforce and interpret the provisions of this Agreement in order to accomplish the objectives of REMVEC II consistent with the provisions of this Agreement. It may delegate powers to others, including the Operating Committee, and may arrange for accounting, engineering, legal and other required services. However, with the sole exception of the SAS Agreement, all contracts on account of REMVEC II shall be approved by resolution of the Executive Committee and when executed by at least three of the REMVEC II Participants who have at least two-thirds (2/3) of the aggregate Territorial KWH of all REMVEC II Participants during the preceding calendar year shall be binding on all REMVEC II Participants.

     The chairperson of the Executive Committee is hereby authorized to execute the SAS Agreement on behalf of REMVEC II and such other documents as may be necessary to seek and obtain approval of the same from the Federal Energy Regulatory Commission under the Federal Power Act.

     The Executive Committee shall direct the Operating Committee to conduct a review of all criteria, rules and standards and operating procedures in effect under the Existing Agreement and to make a recommendation to it concerning the criteria, rules and standards and operating procedures that should be adopted under this Agreement. Prior to January 1, 1997, the Executive Committee shall adopt appropriate criteria, rules and standards and operating procedures for REMVEC II.

     In the event that a notice of termination is received from NEP under the provisions of Article III or the SAS Agreement, the Executive Committee shall meet and explore alternative arrangements under which the objectives of REMVEC II might be met under this Agreement.

     Any disputes hereunder or related to the REMVEC II operations will be submitted to the Executive Committee, including, without limitation, disputes between NEP and a REMVEC II Participant or Participants of a technical and/or operational nature relating to the provision of service by NEP under the SAS Agreement that are not resolved by the Operating Committee in accordance with the provisions of Article VIII, below. Each REMVEC II Participant, subject to its right to arbitration pursuant to Article XI hereof, agrees to be bound by the decisions of the Executive Committee.

     The Secretary of the Executive Committee shall maintain a current list of addresses for the giving of notices to REMVEC II and all REMVEC II Participants under the provisions of the SAS Agreement and shall provide a copy of such list to all parties to the SAS Agreement upon any party's request.

ARTICLE VII.  Operating Committee
            -------------------

     An Operating Committee shall be established. REMVEC II Participants and groups of REMVEC II Participants shall be entitled to membership on the Operating Committee in the same manner and to the same extent as they are entitled to membership on the Executive Committee. At its annual meetings the Operating Committee shall elect from its membership a Chairperson, who shall be a member other than NEP's member, and a Vice Chairperson and shall also elect a Secretary who need not be a member of the Committee. They shall have the powers and duties usually incident to such offices.

     The Operating Committee shall hold its annual meeting in January or at a special meeting called for such purpose in lieu thereof at such time and place as the Chairperson shall designate and shall hold other meetings at the call of the Chairperson. Any two or more members may call a meeting of the Operating Committee in case the Chairperson shall fail to call a meeting upon request. Normally, notices of meetings shall specify the subject matters to be acted upon at the meeting and shall be made available to each member of the Operating Committee at least five days prior to the date of the meeting. However, in case of emergency, the Operating Committee may meet upon call of any member in such manner as the Operating Committee shall determine.

     Each member of the Operating Committee or his/her alternate shall have the right to cast a number of votes equal to the Territorial KWH of its REMVEC II Participant(s) during the preceding calendar year. The affirmative votes of at least three members representing REMVEC II Participants who have at least two-thirds (2/3) of the aggregate Territorial KWH of all Participants during the preceding calendar year shall be required for the adoption of a resolution which shall become binding upon the Participants; provided, however, no single member shall be capable of defeating the adoption of a resolution relating to any operational matter.

     Any Participant may appeal to the Executive Committee any action taken by the Operating Committee. Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Operating Committee to which the appeal relates by delivering to the Secretary of the Executive Committee a signed and written notice of appeal and by mailing a copy of the notice to each member of the Executive Committee. Pending a vote of the Executive Committee affirming the action taken by the Operating Committee the filing of a notice of appeal as aforesaid shall suspend the action appealed.

ARTICLE VIII.  Duties and Authority of the Operating Committee
             -----------------------------------------------

     Subject to direction from the Executive Committee, and to the terms of this Agreement, the Operating Committee shall be responsible for the day-to-day oversight and administration of the SAS Agreement and of this Agreement in such a manner as to achieve the objectives of REMVEC II as a satellite of
NEPEX.   Each of the REMVEC II Participants agrees to comply with directions from the Operating Committee in this regard, provided that such directions conform to sound principles of utility operation and to provisions of applicable laws and contracts. All disputes between NEP and a REMVEC II Participant or Participants of a technical and/or operational nature relating to the provision of service by NEP under the SAS Agreement shall be submitted by NEP and/or the REMVEC II Participant or Participants to the Operating Committee for resolution.

     The Operating Committee shall have the authority to appoint task forces for particular studies and shall name thereto available employees of REMVEC II Participants. A REMVEC II Participant may be reimbursed for the time and expenses of any of its employees engaged in such task force work in such manner as is determined by the Executive Committee. Subject to direction from the Executive Committee, the Operating Committee may delegate its specific duties to subcommittees, task forces, and others.

     The Operating Committee shall, to the extent appropriate to achieve the objectives of REMVEC II, establish reasonable standards, criteria and rules and operating procedures relating to protective equipment, metering, telemetering, communications, switching, voltage control, load shedding, operating and emergency procedures, and the operation and maintenance of the facilities of the REMVEC II Participants. The Operating Committee shall be responsible for the development of appropriate billing procedures in concert with the billing agent (New England Power Service Company) for any transactions pursuant to this Agreement.

     Each REMVEC II Participant shall furnish to the Operating Committee such data and information as the Operating Committee may reasonably expect for the performance of its duties.

ARTICLE IX.  Expenses of REMVEC II
           ---------------------

     All expenses of REMVEC II authorized under this Agreement, other than expenses incurred under the SAS Agreement, shall be paid by REMVEC II Participants monthly to New England Power Service Company as billing agent, upon receipt of bills, in proportion to their previous year's Territorial KWH as compared to the aggregate of such Territorial KWH for all Participants.

     All REMVEC II Participants agree that, as necessary, New England Power Service Company will render a bill to each REMVEC II Participant on the first working day of each month for all amounts payable by such REMVEC II Participant hereunder with respect to the particular month, on an estimated basis for that month to be adjusted to actual experience quarterly. All bills shall be due when rendered except as specified below in this paragraph.
Unless New England Power Service Company and the REMVEC II Participant in arrears agree otherwise, when all or part of any bill shall remain unpaid for more than fifteen (15) days after the due date, interest at an annual rate of 2% above the lowest interest rate then being charged by the Bank of Boston, or its successor, on 90 day commercial loans shall accrue to New England Power Service Company from and after said due date and be payable to New England Power Service Company on such unpaid amount, or in the event the amount of the bill is disputed, on the amount finally determined to be due and payable. A REMVEC II Participant may require New England Power Service Company to render bills fifteen (15) days prior to said first working day. However such early rendered bills shall not be deemed due until such first working day.

     Whenever an additional entity which is a participant in NEPOOL becomes or joins a REMVEC II Participant in REMVEC II pursuant to the provisions of
Article XII hereof, it shall pay a charge equal to the proportion of the REMVEC II expenses, if any, unpaid by it which it would have incurred if it had been a REMVEC II Participant during the period between the date it became a NEPOOL participant, not subject to composite treatment under Section 3.3 of the NEPOOL Agreement, and the date it actually becomes a REMVEC II Participant hereunder. The payments received for such charge shall be credited and paid to the REMVEC II Participants who incurred the corresponding charges.

ARTICLE X.  Amendment
          ---------
     This Agreement may be amended at any time upon the consent of all REMVEC II Participants, or upon six months' notice sent to the Participants by the Secretary of the Executive Committee following a duly approved resolution of the Executive Committee. Further, this Agreement shall be amended at anytime upon a determination by the Executive Committee, at a meeting called pursuant to Article V and upon a duly approved resolution taken pursuant to Article V, that such amendment is necessitated on account of REMVEC II operating as a satellite of NEPEX or a successor organization. However, (i) no amendment is to adversely affect any contractual arrangement entered into on account of the establishment and operation of REMVEC II pursuant to this Agreement; and (ii) without consent of all REMVEC II Participants, no amendment shall limit a REMVEC II Participant's rights under Article III to terminate its participation in REMVEC II or alter the provisions of the last paragraph of
Article III, above.

ARTICLE XI.  Arbitration
           -----------

     In case any dispute shall arise as to the interpretation or the performance of this Agreement which cannot be settled by the Executive Committee, or in the case any dispute so settled by the Executive Committee is considered by a REMVEC II Participant to work an undue hardship on it, such dispute shall be submitted to arbitration by the request of the complaining REMVEC II Participant. Copies of any such request shall be served on all REMVEC II Participants and it shall specify the issue or issues in dispute and summarize the REMVEC II Participant's claim with respect thereto. Within thirty (30) days after receipt of such a request authorized representatives of all REMVEC II Participants shall confer and attempt to agree upon appointment of a single arbitrator. If such agreement is not accomplished, the Chairperson of the Executive Committee shall request the American Arbitration Association to appoint an arbitrator in accordance with its Commercial Arbitration Rules, which rules shall govern the conduct of the arbitration in the absence of contrary agreement by all REMVEC II Participants. The arbitrator shall conduct a hearing at a place in Massachusetts of his/her designation, and within thirty (30) days thereafter, unless such time is extended by agreement of all REMVEC II Participants, shall notify the REMVEC II Participants in writing of his/her decision, stating his/her reasons for such decision and separately listing his/her findings of fact and conclusions of law. The arbitrator shall not have power to amend or add to this Agreement or, if involved, the SAS Agreement. Subject to such limitation, the decision of the arbitrator shall be final and binding on all REMVEC II Participants except that any REMVEC II Participant may petition to a court of competent jurisdiction for review of any conclusions of law. The decision of the arbitrator shall determine and specify how the expenses of the arbitration shall be allocated among the REMVEC II Participants.

ARTICLE XII.  Becoming a REMVEC II Participant
            --------------------------------

     Any Entity (as that term is defined in Section 15.14 of the NEPOOL Agreement) which is engaged in the electric utility business within the geographic area served as of June 30, 1994 through the REMVEC satellite dispatching center, and which has become a Participant in NEPOOL in accordance with the terms of the NEPOOL Agreement may, upon compliance with such reasonable conditions as the Executive Committee shall prescribe, become a REMVEC II Participant by depositing a counterpart of this Agreement, as theretofore amended, duly executed by it, with the Secretary of the Executive Committee, accompanied by a certified copy of a vote of its board of directors, or such other body or bodies as may be appropriate, duly authorizing its execution and performance of this Agreement, and a check in payment of the charge provided by Article IX.

     The Executive Committee shall include in its prescribed conditions the requirement that the entity as a condition of membership in REMVEC II:

          (i) have installed specified protective equipment, metering, telemetering, communications, switching, voltage control and load shedding equipment and other specified facilities;

          (ii) adopt REMVEC II's current criteria, rules, standards and operating procedures;

          (iii) furnish in a timely manner such operating data and other information as may be needed to permit NEP, REMVEC II and NEPEX to coordinate the operation and maintenance of the entity's generation and transmission in accordance with
                    Section 12 and other provisions of the NEPOOL Agreement;
                    and

          (iv) if the entity has territorial load and/or owns or operates generation and/or transmission facilities, become a signatory to the SAS Agreement.

     Any entity which satisfies these requirements shall become a REMVEC II Participant, and this Agreement shall become fully binding and effective in accordance with its terms as to such entity, as of the first day of the second calendar month following its satisfaction of such requirements; provided that an earlier or later effective time may be fixed by the Executive Committee with the concurrence of such entity.

ARTICLE XIII.   Miscellaneous
              -------------

     Without the consent of the Executive Committee, no REMVEC II Participant may assign its interest under this Agreement except in connection with a merger, consolidation or transfer of substantially all its assets.

     The signatories hereto shall not become partners by reason of this Agreement or their activities hereunder, but as to each other and to third persons, they shall be and remain independent contractors in all matters relating to this Agreement. This Agreement shall not be construed to create any liability on the part of any signatory to anyone not a party to this Agreement. Each signatory shall retain its separate identity and, to the extent not limited hereby, its individual freedom in rendering service to its customers.

     All amendments to this Agreement shall be in writing signed by the duly authorized representative(s) of the parties. This Agreement constitutes the entire understanding of the parties and there are no representations, understandings or agreements, oral or written, that are not included herein. Should any provision of this Agreement be held invalid, such provision shall be considered severable and such invalidity shall not affect the remainder of the provisions herein.

     This Agreement, and all the rights, obligations and performance of the REMVEC II Participants hereunder, are subject to applicable state and federal laws and to all duly promulgated rules, regulations and orders of regulatory bodies having jurisdiction in the premises. Each REMVEC II Participant agrees to proceed forthwith with the filing of this Agreement with, and the taking of any requisite action before, any regulatory authority having jurisdiction over said Participant and its interests herein.

     IN WITNESS WHEREOF the parties hereto comprising the REMVEC II Participants, for themselves and as agents for the other entities which from time to time become members of their respective REMVEC II Participant groups, have caused their corporate names to be subscribed by their respective officers or agents thereunto duly authorized, all as of July 1, 1994, but actually on the respective dates indicated below.



BOSTON EDISON COMPANY

     /s/ Robert A. Ruscitto                    2/16/96
By                                  Date



BLACKSTONE VALLEY ELECTRIC COMPANY
EASTERN EDISON COMPANY
MONTAUP ELECTRIC COMPANY
NEWPORT ELECTRIC CORPORATION
     Subsidiaries of EASTERN UTILITIES ASSOCIATES

     /s/ Kevin A. Kirby                        2/16/96
By                                  Date





NEW ENGLAND POWER COMPANY
GRANITE STATE ELECTRIC COMPANY
MASSACHUSETTS ELECTRIC COMPANY
THE NARRAGANSETT ELECTRIC COMPANY
     Subsidiaries of NEW ENGLAND ELECTRIC SYSTEM

     /s/ R. P. Sergel                              5/1/96
     /s/ Jeffrey D. Tranen                         4/8/96
By                                  Date


CAMBRIDGE ELECTRIC LIGHT COMPANY
COMMONWEALTH ELECTRIC COMPANY
CANAL ELECTRIC COMPANY
     Subsidiaries of COMMONWEALTH ENERGY SYSTEM

     /s/ James J. Keane                        2/15/96
By                                  Date



FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

     /s/David Foote                            4/5/96
By                                  Date



VERMONT ELECTRIC POWER COMPANY, INC.

     By: VERMONT ELECTRIC POWER COMPANY, INC.
          For itself and as agent for the following Vermont electric utilities who have joined with it as a single participant under the terms of the NEPOOL Agreement :

               BARTON VILLAGE, INC.
               CITY OF BURLINGTON ELECTRIC DEPARTMENT
               CENTRAL VERMONT PUBLIC SERVICE CORPORATION
               CITIZENS UTILITIES COMPANY
               VILLAGE OF ENOSBURG FALLS WATER AND LIGHT DEPARTMENT GREEN MOUNTAIN POWER CORPORATION
               TOWN OF HARDWICK ELECTRIC DEPARTMENT
               VILLAGE OF HYDE PARK, INC.
               VILLAGE OF JACKSONVILLE ELECTRIC COMPANY
               VILLAGE OF JOHNSON ELECTRIC LIGHT DEPARTMENT
               VILLAGE OF LUDLOW ELECTRIC LIGHT DEPARTMENT
               VILLAGE OF LYNDONVILLE ELECTRIC DEPARTMENT
               VILLAGE OF MORRISVILLE WATER AND LIGHT DEPARTMENT
               VILLAGE OF NORTHFIELD ELECTRIC DEPARTMENT
               VILLAGE OF ORLEANS ELECTRIC DEPARTMENT
               VILLAGE OF READSBORO ELECTRIC LIGHT DEPARTMENT
               ROCHESTER ELECTRIC LIGHT AND POWER COMPANY
               VILLAGE OF STOWE WATER AND LIGHT DEPARTMENT
               VILLAGE OF SWANTON
               VERMONT ELECTRIC GENERATION & TRANSMISSION COORPERATIVE,
                    INC.
               VERMONT MARBLE POWER DIVISION OF OMYA, INC.
               VERMONT PUBLIC POWER SUPPLY AUTHORITY
               WASHINGTON ELECTRIC COOPERATIVE, INC.

     /s/                                    2/23/96
By                                  Date
                Vice President


ASHBURNHAM MUNICIPAL LIGHT DEPARTMENT

     /s/ Thomas E. Lewis                      8/2/96
By                                  Date



TOWN OF BOYLSTON MUNICIPAL LIGHT DEPARTMENT

     /s H. Bradford White
By                                  Date



TOWN OF BRAINTREE ELECTRIC LIGHT DEPARTMENT

     /s/ Walter R. McGrath                     3/15/96
By                                  Date




TOWN OF DANVERS ELECTRIC DEPARTMENT

     /s/ Wayne P. Marquis                      5/9/96
By                                  Date
                    Manager


TOWN OF GEORGETOWN MUNICIPAL LIGHT DEPARTMENT

     /s/ Wayne Snow                            8/5/96
By                                  Date


TOWN OF GROTON ELECTRIC LIGHT DEPARTMENT

     /s/ Roger H. Beeltje                      3/14/96
By                                  Date



HINGHAM MUNICIPAL LIGHTING PLANT

     /s/ Joseph R. Spadea Jr.                  3/12/96
By                                  Date


HOLDEN MUNICIPAL LIGHT DEPARTMENT

     /s/ Edla Ann Bloom                        8/7/96
By                                  Date

HUDSON LIGHT AND POWER DEPARTMENT

     /s/ Anthony J. Monteiro                   9/3/96
By                                  Date



TOWN OF HULL MUNICIPAL LIGHTING PLANT

     /s/                                     9/4/96
By                                  Date



TOWN OF IPSWICH MUNICIPAL ELECTRIC DEPARTMENT

     /s/ Donald R. Stone Sr.                    7/31/96
By                                  Date



LITTLETON ELECTRIC LIGHT DEPARTMENT

     /s/ Savas C. Danos                         7/30/96
By                                  Date



TOWN OF MANSFIELD MUNICIPAL ELECTRIC DEPARTMENT

     /s/ John Larch                             9/27/96
By                                  Date



MARBLEHEAD MUNICIPAL LIGHT DEPARTMENT

     /s/ Robert V. Jolly Jr.                    4/2/96
By                                  Date


MIDDLEBOROUGH MUNICIPAL GAS AND ELECTRIC DEPARTMENT

     /s/ John W. Dunfey                         4/19/96
By                                  Date



TOWN OF MIDDLETON MUNICIPAL LIGHT DEPARTMENT

     /s/ William E. Kelley                      Oct. 15, 1996
By                                  Date


TOWN OF NORTH ATTLEBOROUGH ELECTRIC DEPARTMENT

     /s/ David I. Sweetland                     3/25/96
By                                  Date



PASCOAG FIRE DISTRICT

     /s/ Albert Palmisciano                     8/5/96
By                                  Date



PAXTON MUNICIPAL LIGHT DEPARTMENT

     /s/ Harold L. Smith     Mgr                08/01/96
By                                  Date



PEABODY MUNICIPAL LIGHT PLANT

     /s/ Bruce P. Patten                        3/15/96
By                                  Date



PRINCETON MUNICIPAL LIGHT DEPARTMENT

     /s/ Sharon A. Staz                         3/21/96
By                                  Date



TOWN OF READING MUNICIPAL LIGHT DEPARTMENT

     /s/ Leonard D. Rucker                      August 23, 1996
By                                  Date



ROWLEY MUNICIPAL LIGHT PLANT

     /s/ G. Robert Merry                        April 18, 1996
By                                  Date

SHREWSBURY'S ELECTRIC LIGHT PLANT

     /s/ Thomas R. Josie                       8/5/96
By                                  Date

STERLING MUNICIPAL ELECTRIC LIGHT PLANT

     /s/ John Kilgo Jr.                        6/18/96
By                                  Date



TAUNTON MUNICIPAL LIGHTING PLANT

     /s/ Joseph M. Blain                       3/21/96
By                                  Date



TEMPLETON MUNICIPAL LIGHTING PLANT

     /s/ Gerald Skelton                        3/5/96
By                                  Date



TOWN OF WAKEFIELD MUNICIPAL LIGHT DEPARTMENT

     /s/ William J. Wallace                    3/13/96
By                                  Date



WEST BOYLSTON MUNICIPAL LIGHTING PLANT

     /s/ John Scirpoli                         5/1/96
By                                  Date

                            APPENDIX A
                               ----------